UNI CORE HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	May 31, 2010	Mar 31, 2010
	USD	USD
ASSETS
Current assets
Cash and cash equivalents	$1,629,020	$676,643
Accounts receivable, net	4,054,332	1,465
Deposits, prepayment and other receivables	2,430,426	1,726,051
Other loan receivables	472,659	474,072
Inventories	2,567,953	-

Total current assets	$11,154,390	$2,878,231
Restricted cash	-	-
Unlisted investment	943,238	943,818
Deposit of investment	-	5,500,000
Plant and equipment, net	9,588,096	79,915
Goodwill	23,049,570	-
Intangible assets, net	34,496	7,323
Investment in associated companies	1	1

TOTAL ASSETS	$44,769,791	$9,409,288

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,638,838	$-
Accrued liabilities and other payable	3,313,256	462,568
Customers deposits	19,590	19,011
Bank loan	5,513,522	-
Advance from a related company	462,272	-
Business and other taxes payable	29,000	1,134

Total current liabilities	$12,976,478	$482,713

TOTAL LIABILITIES	$12,976,478	$482,713

UNI CORE HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	May 31, 2010	Mar 31, 2010
	USD	USD

Minority interests	$981,526	$724,781

STOCKHOLDERS’ EQUITY

Common stock at $0.001 par value,
2,000,000,000 shares authorized,
664,031,873 and 334,031,873 shares issued and outstanding at May 31, 2010 and
March 31, 2010	664,032	334,032
Additional paid-in capital	55,690,431	32,920,431
Treasury stock	1,750	1,750
Accumulated deficit	(25,540,491)	(25,023,139)
Accumulated other comprehensive income	(3,935)	(31,280)

	$30,811,787	$8,201,794

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,769,791	$9,409,288